HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)

                              NOTICE OF 2006 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                     HELD AT 10:00 A.M. ON JANUARY 25, 2006

To the Stockholders of HIRSCH INTERNATIONAL CORP.:

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the "Meeting") of HIRSCH INTERNATIONAL CORP. (the "Company") will be held on January 25, 2006, at 10:00 A.M. at the offices of Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190 for the following purposes:

1.   to elect five directors;
2. to ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006;
3. to consider and vote upon a proposal to increase the number of shares of our common stock available for issuance pursuant to our 2003 Stock Option Plan from 750,000 to 1,750,000 and;
4. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.


     The Board of Directors has fixed December 16, 2005 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from December 16, 2005 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                                            By Order of the Board of Directors

                                           /s/ Beverly Eichel

                                           Beverly Eichel, Secretary
Hauppauge, New York
December 21, 2005

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                       2006 ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD AT 10:00 A.M. ON JANUARY 25, 2006

To the Stockholders of Hirsch International Corp.:

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of HIRSCH INTERNATIONAL CORP. (the "Company") of proxies to be voted at the 2006 Annual Meeting of Stockholders and any adjournment or postponement thereof (the "Meeting") to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. The Board of Directors has set December 16, 2005, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 7,961,601 shares of Class A Common Stock and 525,018 shares of Class B Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy or other written communication with the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     (1)  the election of the persons listed herein as directors of the Company;

     (2) the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006;

     (3) the proposed increase in the number of shares of our common stock available for issuance pursuant to our 2003 Stock Option Plan from 750,000 to 1,750,000 and;

     (4) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, a signed proxy will be voted in favor of these proposals.

     Your vote is very important. For this reason, our Board of Directors is soliciting your proxy to vote your shares of common stock at the meeting. The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, estimated at $20,000 which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2005 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each stockholder of record on the Record Date of either Class A or Class B Common Stock will be entitled to one vote on all matters other than the election of directors. With respect to the election of directors, the holders of the Class B Common Stock will elect three of the directors ("Class B directors"), and the holders of Class A Common Stock will elect two of the directors ("Class A directors"). Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. To vote for the Class A directors, holders of a majority of the outstanding shares of Class A Common Stock must be represented in person or by proxy in order to achieve a quorum. To vote for the Class B directors, holders of a majority of the outstanding shares of Class B Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy
Statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Stockholders are being mailed to stockholders on or about December 23, 2005.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.


                            1. ELECTION OF DIRECTORS

     Five directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     There are five nominees for the five Board of Director positions as fixed by the Board of Directors. Of the persons named below, who currently constitute the entire Board of Directors, Mr. Broitman and Ms. Domuracki have been nominated for election as Class A directors and Messrs. Arnberg, Davino and Gallagher have been nominated for election as Class B directors. The persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Mr. Broitman and Ms. Domuracki as Class A directors and for the election of Messrs. Arnberg, Davino and Gallagher as Class B directors unless authority is withheld.

           o        Henry Arnberg - Class B Director
           o        Marvin Broitman - Class A Director
           o        Mary Ann Domuracki - Class A Director
           o        Christopher Davino - Class B Director
           o        Paul Gallagher - Class B Director

     Management believes that each nominee will be able to serve as a director of the Company. All of the nominees have consented to serve as directors if elected. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines.

Recommendation and Vote Required

     The Board of Directors recommends a vote "for" each of the nominees listed above. Each of the nominees for Class A Directors and Class B Directors shall be elected by a plurality of votes cast at the meeting by the holders of the Company's Class A Common Stock and Class B Common Stock, respectively.

Information Regarding Executive Officers and Directors

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold with the Company:

         Name                     Age                 Position
         ----                     ---                 --------

Henry Arnberg..................   62        Chairman of the Board of Directors
Paul Gallagher.................   55        Chief Executive Officer, President and Director
Marvin Broitman................   66        Director
Mary Ann Domuracki ............   50        Director
Christopher J. Davino .........   39        Director
Beverly Eichel.................   47        Executive Vice President - Finance and Administration, Chief
                                            Financial Officer and Secretary
Kristof Janowski...............   52        Executive Vice President - Sales and Marketing
Nicholas Paccione..............   50        Vice President - Operations

     Henry Arnberg, held the position of Chairman of the Board of the Board of Directors since 1980 and also served as President of the Company until December 1998 and our Chief Executive Officer until 2004. Mr. Arnberg received a Bachelor of Science in Accounting from the University of Bridgeport in 1965 and an MBA in Finance and Management from the Adelphi University in 1971.

     Paul Gallagher, joined the Company as its Chief Operating Officer in September 2001. In early 2003, Mr. Gallagher was appointed the Company's President as well as a director, and as our Chief Executive Officer in late 2004. Prior thereto, Mr. Gallagher was employed by Cornerstone Group Inc., a consulting firm focused on corporate turnarounds and restructurings, as well as mergers and acquisitions. Mr. Gallagher received a Bachelor of Science from the University of Cincinnati in 1976 and an MBA from Xavier University in 1978.

     Marvin Broitman, director of the Company since April 1994, is currently Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery since 1968. Mr. Broitman received a Bachelor of Electrical Engineering degree from City College in 1961 and an MBA from the Harvard Business School in 1968. Mr. Broitman serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Mary Ann Domuracki, director of the Company since September 2001, currently has been managing Director of Restructuring at Financo, Inc. since September 2001. Ms. Domuracki has more than 25 years experience of accounting, advisory and operating management services. Her industry experience includes, senior management positions as President of Danskin, Inc., Executive Vice President of Administration and Finance of Kasper A.S.L., and most recently, Executive Vice President and Chief Financial Officer of Pegasus Apparel Group, Inc. Ms. Domuracki is a CPA and a member of the AICPA, and has a Bachelor of Business Administration from the Pennsylvania State University with a concentration in Accounting. Ms. Domuracki serves on the Audit, Stock Option and Compensation Committees of the Board of Directors.

     Christopher Davino has served as a director of the Company since October 2004. Mr. Davino is currently Chief Operating Officer of E-Rail Logistics Inc., a waste management transportation company. Prior to his current position, Mr. Davino worked as a restructuring professional at Financo Inc. Mr. Davino is a seasoned restructuring professional having provided strategic and financial advice to Fortune 500 companies, financial sponsors and strategic buyers, commercial banks and bondholders with respect to corporate restructurings and mergers and acquisitions over the last 14 years. Prior to joining Financo, Mr. Davino was Managing Director at Miller Buckfire Lewis Ying, LLC, the former restructuring group of Wasserstein Perella and subsequently Dresdner Kleinwort Wasserstein. In that capacity, Mr. Davino advised companies as well as their various creditor constituencies in a wide range of industries including construction, consumer products, electronics, energy, financial services, gaming, healthcare, insurance, manufacturing, metals, minerals, steel, real estate and technology telecommunications. Prior to Wasserstein Perella, Mr. Davino was a consultant with Zolfo Cooper & Co., an internationally recognized turnaround consulting and crisis management firm. Mr. Davino received his Bachelor of Science in Finance from Lehigh University.

     Beverly Eichel, has been Executive Vice President of Finance and Administration and Chief Financial Officer of the Company since February 1, 2002. Ms. Eichel has also served as the Company's Secretary since October 2002. Prior thereto, she was Executive Vice President and Chief Financial Officer of Donnkenny, Inc. from October 1998 to June 2001. From June 1992 to September 1998, Ms. Eichel served as Executive Vice President and Chief Financial Officer of Danskin, Inc. and had been its Corporate Controller from October 1987 to June 1992. Ms. Eichel is a Certified Public Accountant in the State of New York. Ms. Eichel received a Bachelor of Science in Accounting from the University of Maryland in 1980.

     Kristof Janowski has worked for the Company since 1987. From 1987 through 1994 he was sales manager for the Midwest Region. In October 1994, he was promoted to Vice President of Midwest sales. In 1999, he was promoted to Vice President of National Sales and most recently Mr. Janowski was promoted to Executive Vice President - Sales and Marketing effective March 1, 2005.

     Nicholas Paccione joined the Company in June of 2003 as Director of Information Technology and was promoted to Vice President of Operations in February of 2005. Prior to joining the Company, Mr. Paccione owned his own independent consultancy specializing in computer network design. Prior to starting his consulting firm, Mr. Paccione was Chief Operating Officer at Heathology, an online health education company, Senior Vice President of Operations for Primedia Workplace learning, and Vice President of Systems and Technology for the Primedia Information Group.

     All Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     The Company's By-Laws provide that the Company shall indemnify each Director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware. The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $148,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. Each member of the Audit Committee as determined by the Board is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, as applicable and as may be modified or supplemented. MaryAnn Domuracki, a member of the Audit Committee, is a financial expert within the meaning of Item 401(h)(2) of Regulation S-K privileged under the Act.

     The Company does not have a Nominating Committee. The view of the Board of Directors is that it is appropriate for the Company not to have such a committee as each member of the Board participates in the consideration of the nominee. Of the five current Board members, three are "independent" under the existing standards of NASDAQ Capital Market issuers and director nominees are required to be approved by a majority of the entire Board and a majority of the independent directors. The Board generally relies on its network of industry and professional contacts in connection with identifying potential Board members. The Board is also open to presentation of nominees recommended by security holders provided that sufficient information about the proposed nominees business, industry and financial background is provided to the Board and such information is received not less than 120 days prior to the release of the proxy statement to our shareholders. The Board will only consider nominess that have the requisite industry or financial experience to be able to advise and direct senior management in the Company's operations. At a minimum, each nominee: (i) must be prepared to represent the best interest of all of the Company's shareholders, (ii) must be an individual who has demonstrated integrity and ethics in his/her personal and professional field and has established a record of professional accomplishment in his/her chosen field, (iii) must not have (and his/her family members must not have) any material personal, financial or professional interest in any present or potential competitor of the Company; and
(iv) must be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and not have other personal or professional commitments that would interfere or limit his or her ability to do so.

     Messrs. Broitman and Davino and Ms. Domuracki serve on the Compensation Committee, the Audit Committee, and on the Stock Option Committee. The function of the Compensation Committee is to determine and to make recommendations to the Board regarding the compensation of the Company's executives. The report of the Compensation Committee appears below. The Board of Directors has not adopted a written charter for the Compensation Committee. The Stock Option Committee administers the Company's stock option plans and awards stock options.

     The Board of Directors met on eleven (11) occasions and acted seven (7) times by unanimous written consent during the last fiscal year. Each of the Stock Option Committee and Compensation Committee held numerous informal telephonic conferences during the fiscal year and did not act by written unanimous consent.


Audit Committee Report

     The current members of the Audit Committee are Marvin Broitman, Christopher Davino and Mary Ann Domuracki. The Audit Committee held four (4) meetings either in person or telephonically, had numerous informal telephonic conferences and did not act by unanimous written consent during the fiscal year ended January 29, 2005. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent registered public accounting firm of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent registered public accounting firm, review and approve non-audit services of the independent registered public accounting firm, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee meets with the outside independent registered accounting firm on a quarterly basis to review the quarterly filings with the SEC on Form 10-Q and Form 10-K, in accordance with current regulatory requirements. The Audit Committee has adopted and has complied with its charter in accordance with current regulatory requirements. A copy of the Audit Committee Charter was previously filed as an exhibit to our definitive proxy statement which was filed with the commission on August 6, 2004.

         In fulfilling its responsibilities for the year ended January 29, 2005, the Audit Committee:

     o Reviewed and discussed the audited financial statements for the year ended January 29, 2005 with management and BDO Seidman, LLP, the Company's independent registered public accountants; as appropriate, the Audit Committee reviews, evaluates and discusses with the Company's management, internal financial and accounting personnel and the independent accountants, the following:

          o The plan for, and the independent registered public accounting firm's report on the Company's financial statements;

          o The Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

          o Management's selection, application and disclosure of critical accounting policies;

          o    Changes  in  the  Company's  accounting  practices,   principles,
               controls or methodologies;

          o    Significant   developments   or  changes  in   accounting   rules
               applicable to the Company; and

          o The adequacy of the Company's internal controls and accounting and financial personnel.

     o Discussed with BDO Seidman, LLP the matters required to be discussed by SAS 61. This guidance requires the Company's independent registered public accounting firm discuss with the Audit Committee, and other communication requirements specified under rules and regulations of the SEC, ISB and NASDAQ, among other things, the following:

          o    Methods to account for significant unusual transactions;

          o The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o The process used by management in formulating particularly sensitive accounting estimates and basis for the independent registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

          o Disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms to disclose annually in writing all relationships that, in the independent registered public accounting firm's professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent registered public accounting firm's provision of the other, non-audit related services to the Company, which are referred to in "Independent Registered Public Accounting Firm Fees" below, is compatible with maintaining such independent registered public accounting firm's independence.

     During the year, the Audit Committee also considered several other matters in conjunction with management and with the Company's independent registered public accounting firms. These included:

          o Implications of the Sarbanes-Oxley legislation and the adequacy of the Company's control and disclosure policies and procedures in light of this legislation;

          o Implications of new accounting standards for the Company's financial statements. This included, but was not limited to new guidelines around the use of pro forma or non-GAAP financial measures;

     Based on the Audit Committee's review of the audited financial statements, the representations and information provided by management and the independent registered public accounting firm and discussions with management and BDO Seidman, LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 29, 2005 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE:

                          Mary Ann Domuracki (Chairman)
                                 Marvin Broitman
                              Christopher J. Davino

Security Holder Communications with Board of Directors

     Security holders wishing to communicate directly with the Company's Board of Directors or specific members of the Board may direct their communications to: Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, NY 11788, to the attention of the appropriate individual(s).

Director's Compensation

     Directors who are employees of the Company or its subsidiaries receive no compensation, as such, for service as members of the Board other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries receive an annual directors' fee of $6,000 plus $1,250 for each board or stockholder's meeting attended and $1,000 for each meeting of an executive committee of the Board attended, and are reimbursed for expenses incurred in attending such meetings. In addition, all non-employee directors participate in the Company's 2004 Non-Employee Director Stock Option Plan. Under the terms of our 2004 Non-Employee Director Stock Option Plan, each non-employee director receives a grant of 10,000 options upon their appointment to the Board. In addition, each non-employee director receives an automatic grant of 10,000 options on the date of our Annual Meeting of Stockholder's, the exercise price for all of these options is the fair market value on the date of grant. In fiscal 2002, the Board approved the issuance of 50,000 warrants to one independent director and one retired director for services rendered to the Company. The warrants had an exercise price of $.50 per share, which was the fair market value on the date of grant. The director was also granted certain registration rights associated with the warrants. In fiscal 2005, each of the Company's independent directors received 10,000 options under the Company's 2004 Non-Employee Stock Option Plan. The options have an exercise price of $.92 per share, which was the fair market value as of the date of the grant.

Executive Compensation

     The following table sets forth the compensation earned during the three fiscal years ended January 29, 2005, January 31, 2004 and 2003 by the Company's Chief Executive Officer and by the four most highly paid Company's Executive Officers whose total compensation for such periods exceeded $100,000 (the "Named Executives"):

SUMMARY COMPENSATION TABLE

                                                                                 Long-term compensation
                                               Annual compensation                Awards                     Payouts
                                                                        Other                 Securities
                                                                        Annual   Restricted   Underly-                     All
                                                                        Compen-  Stock        Ing           LTIP          Other
                                Fiscal       Salary         Bonus       Sation   Awards(s)    Options/      Payouts       Compen-
Name and Principal Position      Year          ($)           ($)          ($)      ($)        SARs (#)      ($)           sation($)
----------------------------------------------------------------------------------------------------------------------------------

Henry Arnberg                                                                                                    -
Chairman of the Board of
Directors                        2005       $218,000          -            -         -             -                         $2,919
                                 2004       $250,000          -            -         -             -             -           $2,060
                                 2003       $279,166          -            -         -             -             -           $2,060

Paul Gallagher
Chief Executive Officer
and President                    2005       $310,000          -            -         -          150,000          -           $4,187

                                 2004       $300,000       $150,000  2     -         -             -             -           $3,675
                                 2003       $300,000       $75,000   1     -         -          300,000          -           $3,675
                                                                                                                 -
Beverly Eichel                                                                                                   -
Executive Vice President
and Chief Financial
Officer and Secretary            2005       $265,000          -            -         -          40,000                          -
                                 2004       $250,000       $87,500   2     -         -             -             -              -
                                 2003       $235,000       $35,250   1     -         -          218,000          -              -

Kristof Janowski                                                                                                 -
  Executive Vice President
-     Sales and Marketing        2005       $250,000          -            -         -             -                            -
                                 2004       $289,000       $50,000   2     -         -             -             -              -
                                 2003       $200,000       $54,000   1     -         -          80,600           -              -

Nicholas Paccione                                                                                                -
  Vice President -
Operations                       2005       $155,000                       -         -             -                            -
                                 2004        $82,500       $21,500         -         -          20,000           -              -
                                 2003           -             -            -         -             -             -              -


     1    Bonuses were earned in fiscal 2003 but paid in fiscal 2004

     2    Bonuses were earned in fiscal 2004 but paid in fiscal 2005

Stock Options

     The following table sets forth the individual grants of stock options made during the fiscal year ended January 29, 2005 by the Company's Chairman of the Board and the Named Executives:

Options/SAR Grants Table

                                               Percent of
                           Number of            total
                           Securities         Options/SARs      Exercise
                           Underlying         Granted to        or Base
                           Options/SARs       Employees in        Price       Expiration         5%             10%
Name                       Granted (#)        fiscal year        ($/Sh)          date            ($)            ($)
-------------------------------------------------------------------------------------------------------------------

  Henry Arnberg                 -                  -                -             -               -              -

  Paul Gallagher             150,000              79%           $1.12         12/1/2009        $214,000       $225,000

  Beverly Eichel              40,000              21%           $1.12         12/1/2009         $57,000        $60,000

  Kristof Janowski              -                  -                -             -               -              -

  Nicholas Paccione             -                  -                -             -               -              -




Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 29, 2005 the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 29, 2005.


 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                    Number of Securities               Value of Unexercised
                                                                   Underlying Unexercised            In-the-Money Options at
                                                                         Options at                    Fiscal Year-End ($)
                                                                    Fiscal Year-End (#)
                                Shares            Value
                              Acquired on       Realized
Name                          Exercise (#)          $            Exercisable/Unexercisable          Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------------

Henry Arnberg                      0               $0                       0/0                                  $    0/0
Paul Gallagher                     0               $0                 358,000/192,000                         $ 0/115,500
Beverly Eichel                     0               $0                  173,000/85,000                          $ 0/40,040
Kris Janowski                      0               $0                  54,000/27,000                            $ 0/7,290
Nicholas Paccione                  0               $0                   7,000/13,000                           $ 0/11,180



Stock Option Plans

     The Company maintains two stock option plans pursuant to which options to purchase an aggregate of 1,984,375 shares of Class A Common Stock may be granted.

     2003 Stock Option Plan. The 2003 Plan was adopted by the Board of Directors in May 2003 and was approved by the stockholders of the Company in July 2003 (the "2003 Plan"). The 2003 Plan currently has 750,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 2003 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's Common Stock.

     The purpose of the 2003 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 2003 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 2003 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 2003 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 2003 Plan will terminate in December, 2013 which means no options may be granted after such date. Options granted under the 2003 Plan will expire not more than five years from the date of grant; however, any options outstanding on the termination date of the 2003 Plan will continue until they expire by their terms. Options granted under the 2003 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     2004 Non-Employee Director Stock Option Plan. The 2004 Plan was adopted by the Board of Directors in August 2004 and was approved by the stockholders of Company in January 2005 (the "2004 Plan"). The 2004 Plan has 148,042 shares of Class A Common Stock for issuance to the Company's independent and unaffiliated directors. Pursuant to the terms of the 2004 Plan each independent and unaffiliated director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option
Committee: (i) a non-qualified option to purchase 10,000 shares of Class A Common Stock upon their initial election or appointment to the Board of Directors; and (ii) a non-qualified option to purchase 10,000 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election or appointment to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33 1/3% each on the first, second and third anniversary of the date of grant. Options granted under the 2004 Plan would generally not be transferable during an optionee's lifetime but would be transferable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option would immediately terminate and become void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.


Corporate performance graph

     We believe that we are the only publicly-held firm in the embroidery equipment industry, and therefore do not believe that we can reasonably identify an embroidery industry-based peer group. We have elected to define a peer group based on a group of five industrial distributors, trading in similar SIC Codes, with relatively low market capitalization for a benchmark. The following graph and table compares the change in the cumulative total stockholder return for the five-year period beginning on January 31, 2001, and ending on January 29, 2005, based upon the market price of the Company's Class A common stock, with the cumulative total return of the NASDAQ Composite Index and the defined peer group. The peer group includes the following companies: Lancer Corp.; Quipp Inc.; Paul Mueller Company; Oilgear Company; and Key Technology Inc. The graph assumes a $100 investment on January 31, 2001 in each of the indices and the reinvestment of any and all dividends.


[GRAPHIC OMITTED]

Comparison of five-year cumulative total return among Hirsch International Corp., NASDAQ Composite Index and an industry-based market capitalization-based peer group

                                      1/31/01        1/31/02         1/31/03         1/31/04        1/29/05
                                      -------        -------         -------         -------        -------

Hirsch International Corp.             $100            $49             $42            $225            $99
NASDAQ Composite Index                  100             70              48             75             74
Peer Group                              100             75              79             106            90



Employment Agreements

Paul Gallagher

     As of September 11, 2004, Mr. Gallagher entered into a two-year employment agreement to serve as the Company's President, Chief Operating Officer and a director. Mr. Gallagher was subsequently appointed to the position of Chief Executive Officer upon the retirement of Henry Arnberg.

     Mr. Gallagher's employment agreement provides for the payment of an annual base salary of $325,000 during the first year of the agreement, and $350,000 during the second year of the agreement. The agreement also entitles Mr. Gallagher to participate in and receive a bonus under the Company's annual incentive plan for key employees with a possible maximum bonus of up to 100% of Mr. Gallagher's annual base salary. In addition, the employment agreement provides for the reimbursement of certain business expenses, the provision of health insurance and an automobile allowance.

     The employment agreement requires Mr. Gallagher to devote his entire business time and attention to the Company and provides for termination upon his death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the Gallagher Agreement).

     In the event the Company terminates the employment agreement other than for cause, or materially breaches its obligations thereunder, Mr. Gallagher is entitled to receive payment of his salary for up to six months plus a pro-rata portion, based upon his period of service to the Company, of the amount, if any, he would have been entitled to receive under the Incentive Plan if his employment had continued until the end of the fiscal year. The employment agreement also provides that Mr. Gallagher shall not compete with the Company during the term of the agreement and for a period of one (1) year thereafter. A change of control provision under which Mr. Gallagher would be entitled to receive an amount equal to his base salary for a period of one year following the termination of employment is included, in addition to any and all health and dental, disability, survivor income and life insurance plan or other benefit plan maintained by the Company.


Beverly Eichel

     As of February 1, 2004, Ms. Eichel entered into a two-year employment agreement to serve as the Company's Executive Vice-President-Finance, Chief Financial Officer and Secretary.

     Ms. Eichel's employment agreement provides for the payment of an annual salary of $265,000 per year. The agreement also entitles Ms. Eichel to participate in and receive a bonus under the Company's annual incentive plan for key employees with a possible maximum bonus of 70% of Ms. Eichel's annual base salary. In addition, Ms. Eichel's employment agreement provides for the reimbursement of business expenses including an automobile and cellular phone allowance, the provision of health insurance and related benefits.

     The employment agreement requires Ms. Eichel to devote her entire business time and attention to the Company and provides for termination upon her death or disability (defined as the inability to perform duties for three (3) consecutive months or six (6) months in any nine (9) month period), or for cause (as defined in the employment agreement). The employment agreement also provides that Ms. Eichel not compete with the Company during the term of the agreement and for a period of one (1) year thereafter. A change of control provision under which Ms. Eichel would be entitled to receive an amount equal to her base salary for a period of one year following the termination of employment, in addition to any and all health and dental, disability, survivor income and life insurance plan or other benefit plan maintained by the Company, is included.


401(k) Plan

     The Company sponsors a voluntary contribution plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees of the Company who have attained the age of 21 and who complete one year of continuous service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an employee may elect to contribute annually on a pre-tax basis to a retirement account a specified percentage of his or her compensation. Each employee is fully vested at all times with respect to his or her contributions. Within certain limits prescribed by the 401(k) Plan and applicable law, the Board of Directors may authorize discretionary matching contributions by the Company up to a maximum of two percent of an eligible employee's annual compensation. The Company elected not to make a matching contribution for the fiscal years ended January 29, 2005, January 31, 2004 and 2003, respectively.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee of the Board of Directors consists of Marvin Broitman (Chairman), Mary Ann Domuracki, and Christopher Davino, all of which are independent outside directors of the Company. The Compensation Committee's primary responsibility is for reviewing the Company's compensation practices for executive officers and key employees.

     The Compensation Committee has furnished the following report on executive compensation.

Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") is currently composed of three independent outside directors of the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies in a manner consistent and supportive of overall Company objectives and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     (1) reward executives for strategic management, the achievement of key business objectives and enhancement of stockholder value;

     (2)  reflect each executive's success at resolving key operational issues;

     (3)  facilitate both the short-term and long-term planning process; and

     (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of (i) a fixed base salary, (ii) performance-related annual bonus awards and (iii) long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which in the aggregate provide a level of compensation the committee believes is approximately equal to those provided by comparatively sized and managed companies.

     In reviewing the Company and executives' performance, the Committee takes into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow. The Committee has received outside guidance from independent compensation consultants in its efforts to have comparability and fairness in their determinations.

Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program generally ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Those executives not signatory to an employment agreement are able to earn a percentage of their base salary as a performance-related bonus. Where there is an employment agreement, an executive may earn a percentage of their base salary based upon the Company's pre-tax profits as a performance-related bonus.

Long-Term Incentives

     In  order  to  align  long-term   executive   compensation  with  long-term
stockholder value improvements, the Committee has from time to time awarded stock option grants to executives of the Company in recognition of the value of these grants in motivating long-term strategic decision making. The Company's long-term performance ultimately determines compensation from stock options because stock option value is entirely dependent on the long-term growth of the Company's Common Stock price. During the fiscal year ended January 29, 2005, 190,000 stock options were granted to the Company's senior executive officers.

Chief Executive Officer

     Mr. Gallagher's base salary and long-term incentive compensation are determined by the Compensation Committee, based upon the same factors as those used by the Compensation Committee for executives in general. Effective September 11, 2004, Mr. Gallagher entered into a two year agreement that provides for his annual base salary at $325,000 for the first year and $350,000 for the second year. In formulating the terms of Mr. Gallagher's employment agreement, the Committee engaged and received guidance from an independent compensation consultant who advised them on the comparability and fairness to the stockholders of the terms of the employment agreement.

     In addition to his base salary, Mr. Gallagher is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives. Mr. Gallagher did not receive a short-term incentive bonus payment from the Company for fiscal 2005.

                             COMPENSATION COMMITTEE:

                          Marvin Broitman (Chairperson)
                               Mary Ann Domuracki
                              Christopher J. Davino

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of December 1, 2005, by (i) each person who owns more than 5% of the outstanding shares of Class A and Class B Common Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:

                                                                        Amount and Nature of         Percent of
Name and Address of Beneficial Owner (1)     Title of Class (2)         Beneficial Ownership          Class
---------------------------------------------------------------------------------------------------------------

Henry Arnberg.................               Class A                       981,658                           12.4%
                                             Class B                       400,018 (3,4)                     91%

Paul Levine...................               Class A                       1,074,621 (5)                     13.6%
                                             Class B                       -

Marvin Broitman...............               Class A                       81,498 (6)                        1.0%
                                             Class B                       -                                 -

Mary Ann Domuracki............               Class A                       23,333 (7)                        *
                                             Class B                       -                                 -

Christopher Davino............               Class A                       3,333 (10)                        *
                                             Class B                       -                                 -

Paul Gallagher................               Class A                       653,332 (8)                       8.3%
                                             Class B                       -                                 -

Beverly Eichel................               Class A                       202,166 (9)                       2.6%
                                             Class B                       -                                 -

All  Officers  and  Directors as a group     Class A                       3,019,941                         38.2%
(six persons)                                Class B                       400,018                           91%


*    Less than one percent

(1) All addresses are c/o Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

(2) The Company's outstanding Common Stock consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are substantially identical except that two-thirds of the directors of the Company will be elected by Mr. Arnberg, the holder of all of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares.

(3) The Company's outstanding Common Stock presently consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are identical except that two-thirds of the directors of the Company elected by the holders of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares. Warrants and options to purchase shares held by a person that are exercisable or become exercisable within 60 days after December 1, 2005 are deemed to be outstanding for the purpose of calculating the percentage of outstanding shares owned by that person only.

(4) Includes 400,018 shares of Class B Common Stock held by an estate planning entity for the benefit of Mr. Arnberg's children. Mr. Arnberg exercises voting control over these shares.

(5) Includes 100,000 shares of Class A Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership.

(6) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.96, 12,500 shares of Class A Common Stock at an exercise price of $0.27, 10,000 shares of Class A Common Stock at an exercise price of $0.92 per share and options to purchase 6,666 shares of Class A Common Stock at an exercise price of $1.02 per share. Also includes warrants to purchase 50,000 shares of Class A Common Stock at $0.50 per share. Does not include options to purchase purchase 3,334 shares of Class A Common Stock at an exercise price of $1.02 per share.

(7) Includes options to purchase 10,000 shares of Class A Common Stock at an exercise price of $0.89, 10,000 shares of Class A Common Stock at an exercise price of $0.27, 10,000 shares of Class A Common Stock at an exercise price of $0.92 per share and 6,666 shares of Class A Common Stock at an exercise price of $1.02 per share. Does not include options to purchase 3,333 shares of Class A Common Stock at an exercise price of $1.02 per share

(8) Includes options to purchase 100,000, 300,000 and 75,000 shares of Class A Common Stock at an exercise price of $0.95, $0.27 and $1.12 per share respectively. Does not include options to purchase 75,000 shares of Class A Common Stock at an exercise price of $1.12 per share, respectively. Does not include options to purchase 667,000 shares of common stock to be issued in accordance with the terms of the merger agreement with Sheridan Square Entertainment, Inc. at an exercise price equal to the greater of $1.35 or the fair market value on the date of grant due to the fact that the vesting of these options has yet to be determined.

(9) Includes options to purchase 50,000, 168,000 and 20,000 shares of Class A Common Stock at an exercise price of $0.52, $0.27 and $1.12 per share respectively. Does not include options to purchase 20,000 shares of Class A Common Stock at an exercise price $1.12 per share, respectively. Does not include options to purchase 333,333 shares of common stock to be issued in accordance with the terms of the merger agreement with Sheridan Square Entertainment, Inc. at an exercise price equal to the greater of $1.35 or the fair market value on the date of grant due to the fact that the vesting of these options has yet to be determined.

(10) Includes options to purchase 3,333 shares of Class A Common Stock at an exercise price of $1.01 per share. Does not include options to purchase 6,667 shares of Class A Common Stock at an exercise price of $1.01 per share.


Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive, officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended January 29, 2005, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.

Certain Relationships and Related Transactions

     Effective October 31, 2002, we completed the sale of all of the outstanding equity interests in our wholly-owned subsidiary, Pulse Microsystems Ltd. ("Pulse"), pursuant to the terms of the purchase agreement by and between us and 2017146 Ontario Limited. All periods presented have been restated to reflect the discontinued operations of Pulse.

     Effective January 31, 2004, we executed the TUI Agreement with Tajima pursuant to which we sold all of the common stock constituting a 55% equity interest of its subsidiary owned by it to Tajima. Our Consolidated Financial Statements have been restated to reflect the discontinued operations of TUI (See
Note 7 to the Consolidated Financial Statements).

     During the quarter ended April 30, 2004, we determined that Hometown Threads was not strategic to our long-term objectives. On October 22, 2004, we sold substantially all of the assets of Hometown Threads subsidiary, pursuant to the terms of the agreement. Hometown Threads, LLC was accounted for as discontinued operations in the consolidated financial statements for all periods presented.

     Prior to January 2003, we had advanced approximately $496,000 for premiums on split dollar life insurance for Henry Arnberg, the Company's Chairman and Paul Levine, the former Vice-Chairman of the Board. The spouse of each Messrs. Arnberg and Levine are the beneficiaries of these respective policies. These advances are collateralized by the cash surrender value of the policies, which totaled in the aggregate approximately $555,000 at January 29, 2005 for both policies. The premiums for these policies are currently being paid out of the accumulated dividends for the policies.

     On April 2, 2004, we entered into a 36 month consulting agreement with Paul Levine, former Vice-Chairman of the Board of Directors. Under the agreement, Mr. Levine resigned from the Board of Directors and was relieved of all fiduciary positions or committees. Mr. Levine is no longer an employee of the Company and for the term of the agreement is considered an independent contractor. A monthly fee of $9,166.67 will be paid to Mr. Levine, in addition to the cost of medical benefits as provided to our executive level employees, premiums for his disability policy and payments under an automobile lease which expired January 18, 2005. Mr. Levine will provide consulting services for up to 4 days per month during the term of the agreement including attendance at trade shows, business development activities, contact with key customer accounts, product assessment and undertaking special projects.

     During the fourth quarter of fiscal 2005, Howard Arnberg, the son of Henry Arnberg and the former President of Hometown Threads, received a lump sum payment in the amount of $92,500. This payment was made pursuant to a change of control provision in an employment agreement between Mr. Howard Arnberg and us in connection with the sale of Hometown Threads in October, 2004. Howard Arnberg in no longer affiliated with the Company.

     On December 1, 2004, we entered into a 36 month consulting agreement with Henry Arnberg, Chairman of the Board of Directors. Under the agreement, Mr. Arnberg is no longer an employee of the Company, but will remain Chairman of the Board of Directors. A monthly fee of $12,500 will be paid to Mr. Arnberg in lieu of any other compensation for his service on the Board of Directors. Mr. Arnberg will continue to receive medical benefits as provided to our executive level of employees, premiums for his disability policy and payments under the current automobile lease until the lease expires. Mr. Arnberg will provide consulting services for up to 10 days per month during the term of the agreement including attendance at trade shows, contact with key customer accounts, product assessment and undertaking special projects.



         2. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     The policy of the Audit Committee is to review and pre-approve both audit and non-audit services to be provided by our independent registered public accounting firm (other than certain exceptions permitted by the Sarbanes Oxley Act of 2002). The Audit Committee negotiates the annual audit fee directly with our independent registered public accounting firm. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considered and discussed with BDO Seidman, LLP and management as to whether the provision of permitted non-audit services is compatible with maintaining BDO Seidman, LLP's independence. All fees for both audit and tax services were approved by the Audit Committee.


Fees paid to our independent registered public accounting firm

     The following table sets forth the fees paid to our independent registered public accounting firm BDO Seidman, LLP for professional services for each of the two fiscal years ended January 29, 2005 and January 31, 2004:

                                      Year Ended             Year Ended
                                   January 29, 2005       January 31, 2004
                                   ------------------     ------------------
          Audit Fees                    $172,500               $175,000
          Audit-Related Fees              26,000                 29,000
          Tax Fees                        33,000                 55,000
                                   ------------------     ------------------
                                        $231,500               $259,000
                                   ==================     ==================

     Audit fees include fees billed for (a) the audit of the Company and our consolidated subsidiaries, (b) the review of quarterly financial information,
(c) attendance at the annual stockholders' meeting, and (d) the statutory audit for one subsidiary.

     Audit-related fees include fees billed for (a) consultation on accounting matters and (b) the audit of an employee benefit plan.

     Tax fees include fees billed for the preparation of tax returns and consulting on tax examinations and planning matters.


Recommendation and vote required

     The Board of Directors recommends that the stockholders vote "for" the appointment of BDO Seidman, LLP independent registered public accounting firm, which served as our independent registered public accounting firm for the fiscal year ended January 29, 2005, as independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending January 28, 2006. A representative of BDO Seidman, LLP is expected to be present at the stockholders' meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to our consolidated financial statements for the year ended January 29, 2005.

     The affirmative vote of a majority of the holders of the Company's Common Stock present in person or represented by proxy at the stockholders' meeting and eligible to vote is required for the adoption of the foregoing proposal.

               3. APPROVAL OF AMENDMENT TO 2003 STOCK OPTION PLAN

     At our Meeting, you will be asked to approve an amendment to the terms of the Company's 2003 Stock Option Plan (the "2003 Plan") increasing the number of shares available for issuance thereunder from 750,000 to 1,750,000. The 2003 Plan was adopted by the Board of Directors of the Company in May, 2003 and approved by the stockholders at the 2003 Annual Meeting.

     The following summary of the 2003 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2003 Plan, as proposed to be amended, set forth as Exhibit "A" to this Proxy Statement.

     Summary of the 2003 Plan

     The 2003 Plan, as proposed to be amended, would have 1,750,000 shares of Class A Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the 2003 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Company's common stock.

     The purpose of the 2003 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. If approved, the 2003 Plan would be administered by the Stock Option Committee. The Committee, within the limitations of the 2003 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the 2003 Plan may not be granted at a price less than the fair market value of the common stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 2003 Plan will terminate in December, 2013 which means no options may be granted after such date. Options granted under the 2003 Plan will expire not more than five years from the date of grant; however, any options outstanding on the termination date of the 2003 Plan will continue until they expire by their terms. Options granted under the 2003 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

         Certain Federal Income Tax Consequences of the 2003 Plan

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the 2003 Plan, as proposed to be amended, based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Incentive Stock Options. A participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an ISO over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in the regular taxable income.

     If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition on an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option. See "Non-Qualified Stock Options."

     Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options in general (i) upon grant of the option, the participant will recognize no income (and the Company will not be entitled to a deduction); (ii) upon exercise of the option (if the shares of common stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

Recommendation and vote required

     The Board of Directors recommends that the stockholders vote "for" the proposed amendment to the 2003 Stock Option Plan. The affirmative vote of a majority of the holders of the Company's Common Stock present in person or represented by proxy at the stockholders meeting and eligible to vote is required for the adoption of the foregoing proposals.

     4. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business that may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment on such matters.

Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 200 Wireless Boulevard, Hauppauge, New York 11788, on or before August 1, 2006. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                    By Order of the Board of Directors

                                    /s/ Beverly Eichel
                                    -----------------------------------
                                    Beverly Eichel, Secretary

     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended January 29, 2005. Such request should be addressed to Stockholder Relations, Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

Dated:   December 21, 2005

                                   EXHIBIT A:

                           HIRSCH INTERNATIONAL CORP.

                             2003 STOCK OPTION PLAN


     1. Plan; Purpose; General. The purpose of this 2003 Stock Option Plan (the "Plan") is to advance the interests of Hirsch International Corp. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Class A Common Stock, par value $0.01 per share, as the title or par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company.

     3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two members. Each of the members must be a "non-employee director" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     4. Eligibility. The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 8) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "non-employee directors" within the meaning of Exchange Act Rule 16b-3.

     5. Grant of Options.

     (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No options shall be granted after December 1, 2013 but options previously granted may extend beyond that date.

     6. Terms and Conditions of Options.

     (a) Exercise Price. The purchase price per Share for Shares issuable upon exercise of options shall be determined by the Board except that Incentive Options shall have an exercise price which is a minimum of one hundred (100%) percent of fair market value on the date of grant. For this purpose, "fair market value" will be determined as set forth in Section 8. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Period of Options. Unless earlier terminated, options shall terminate and no longer be exercisable five years from the date of grant.

     (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for Incentive Options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Common Stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws.

     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

     (d) Vesting. The Board may impose such vesting restrictions on options granted hereunder as it sees fit at the time of grant.

     (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(g).

     (f) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant or advisor to the Board. Except as provided in Section 6(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.

     (g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

     (h) Loans to Exercise Option. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

     (i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its Common Stock previously owned by the Participant or
(iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 9 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's Common Stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     7. Shares Subject to Plan.

     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares of Class A Common Stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 1,750,000 Shares of Class A Common Stock of the Company.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     8. Definitions.

     (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The fair market value of the Class A Common Stock shall be deemed to be:

     (i) the closing price of the Company's Class A Common Stock appearing on a national securities exchange if the Company's common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the
National   Association  of  Securities   Dealers   Automated   Quotation  System
("NASDAQ");

     (ii) if the Shares are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;

     (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.

     9. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provide, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     10. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 10 of the Plan, (e) extend the period of an outstanding option beyond five years from the date of grant, (f) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.